UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2021

Ondas Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-56004	47-2615102
(State or other jurisdiction of incorporation	(Commission File Number	(IRS Employer Identification No.)

61 Old South Rd., #495, Nantucket, MA 02554
(Address of principal executive offices) (Zip Code)

(888) 350-9994

Registrant’s telephone number, including area code:

165 Gibraltar Court, Sunnyvale, California 94089
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ONDS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

.

Item 5.02. Departure or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Jaspreet Sood as Director

On January 19, 2021, the Board of Directors (the “Board”) of Ondas Holdings Inc. (the “Company”) increased the size of the Board from seven to eight members and appointed Jasprett (Jas) Sood as an independent director, effective January 19, 2021.

Ms. Sood, 47, is a seasoned executive who has developed strategic expertise in the areas of product management, P&L responsibility, operational efficiencies and go to market strategies. Since 2002, Ms. Sood has held a variety of executive level positions with Hewlett Packard Enterprise (“HPE”) (NYSE: HPE), and its predecessor companies in the areas of business operations, strategy, product marketing, and finance. She currently serves as North America Sales Vice President and General Manager, Infrastructure and Services, and is responsible for business performance related to Servers, Storage, AI-based Supercomputing, and Services.

Ms. Sood holds an MBA with an emphasis in Technology Management from Pepperdine University and a bachelor’s degree in Economics from the University of California, Irvine. In 2018, 2019, and 2020, she was honored as a “CRN Power 100 Woman of the Channel” and is routinely featured as a guest speaker at various technology industry events. We believe Ms. Sood’s business experience makes her well qualified to serve on our board of directors.

There are no transactions between Ms. Sood and the Company that would be reportable under Item 404(a) of Regulation S-K.

A copy of the press release announcing Ms. Sood’s appointment as a director of the Company is attached as Exhibit 99.1 to this Report, and incorporated herein by reference.

Resignation of Thomas V. Bushey

On January 19, 2021, Thomas V. Bushey resigned as the Company’s President. Mr. Bushey will continue to serve on the Company’s Board, and as a consultant to the Company. Pursuant to the terms of a Separation Agreement and General Release (the “Separation Agreement”) dated January 19, 2021 (the “Effective Date”), between Mr. Bushey and the Company, Mr. Bushey agreed to waive his entitlement to accrued salary in the amount of $125,256.37 and accrued vacation in the amount of $9,846.15 as of the Effective Date.

On June 3, 2020, Mr. Bushey and the Company entered into a Restricted Stock Unit Agreement (the “RSU Agreement”) pursuant to which Mr. Bushey was granted the right to receive three million shares of the Company’s common stock (or one million shares on a post-split basis) (the “RSU Shares”), upon the satisfaction of certain conditions. Upon the Effective Date, (i) Mr. Bushey will have the right to receive 500,000 RSU Shares (375,000 RSU Shares vested as of December 31, 2020 and 125,000 RSU Shares on which the Compensation Committee accelerated vesting), which RSU Shares will be issued on June 3, 2022 pursuant to Mr. Bushey’s deferral election, and (ii) 500,000 RSU shares will be canceled.

As part of the Separation Agreement, Mr. Bushey and the Company entered into a Consulting Agreement dated January 19, 2021 (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Mr. Bushey will provide services to the Company at the direction of the Company’s Chief Executive Officer. The Consulting Agreement terminates on July 19, 2021, unless terminated earlier by the Company for cause, or through the mutual agreement of the parties. Mr. Bushey will be paid $7,500 per month for these services.

A copy of the press release announcing Mr. Bushey's resignation is attached as Exhibit 99.1 to this Report, and incorporated herein by reference. A copy of the Separation Agreement, which includes the Consulting Agreement as an exhibit, is attached as Exhibit 10.2 to this Report, and incorporated herein by reference.

Appointment of Stewart Kantor as President

Upon the resignation of Mr. Bushey on January 19, 2021, Stewart Kantor, the Company’s Chief Financial Officer, Secretary and Treasurer, was appointment President.

A copy of the press release announcing Mr. Kantor’s appointment is attached as Exhibit 99.1 to this Report, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Employment Agreement, dated June 3, 2020, between Ondas Holdings Inc. and Thomas Bushey (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on June 3, 2020).

10.2	Form of Restricted Stock Unit Agreement (incorporated herein by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on June 3, 2020).

10.3	Separation Agreement and General Release, including Consulting Agreement, dated January 19, 2021*

99.1	Press release, dated January 20, 2021.*

*    Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2021	ONDAS HOLDINGS INC.

	By:	/s/ Eric A. Brock
Eric A. Brock
Chief Executive Officer

3